Exhibit 21

Subsidiaries

Subsidiary	Jurisdiction of Incorporation
Indiana Broadcasting LLC	Delaware
KXAN LLC	Delaware
KXTX Holdings LLC	Delaware
LIN License Company, LLC	Delaware
LIN Mobile, LLC	Delaware
LIN Digital Media LLC	Delaware
LIN Digital LLC	Delaware
LIN of Alabama, LLC	Delaware
LIN of Colorado, LLC	Delaware
LIN of New Mexico, LLC	Delaware
LIN of Wisconsin, LLC	Delaware
LIN Television Corporation	Delaware
LIN Television of Texas, Inc.	Delaware
LIN Television of Texas, L.P.	Delaware
North Texas Broadcasting LLC	Delaware
Primeland LLC	Delaware
TVL Broadcasting of Rhode Island, LLC	Delaware
TVL Broadcasting LLC	Delaware
WAVY Broadcasting, LLC	Delaware
WDTN Broadcasting, LLC	Delaware
WIVB Broadcasting, LLC	Delaware
WOOD License Co., LLC	Delaware
WOOD Television LLC	Delaware
WTNH Broadcasting LLC	Delaware
WUPW Broadcasting, LLC	Delaware
WWHO Broadcasting, LLC	Delaware
WWLP Broadcasting, LLC	Delaware
Federated Media Publishing LLC*	Delaware
Nami Media, Inc. **	California
HYFN, Inc. **	Delaware
Dedicated Media, Inc. ***	California

* Acquired on February 3, 2014
** 50.1% interest (calculated on a fully diluted basis)
*** 60% interest (calculated on a fully diluted basis)